EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to ordinary shares, par value $0.001 per share, of Aesthetic Medical International Holdings Group Limited and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this __ day of September, 2020.

PEAK ASIA INVESTMENT HOLDINGS V LIMITED

By:	/s/ Ramanathan Subramanian Arun Kumar
Name: Ramanathan Subramanian Arun Kumar
Title: Director

BEACON TECHNOLOGY INVESTMENT HOLDINGS LIMITED

By:	/s/ Ramanathan Subramanian Arun Kumar
Name: Ramanathan Subramanian Arun Kumar
Title: Authorized Signatory

ADV OPPORTUNITIES FUND I, L.P.

By:	/s/ Ramanathan Subramanian Arun Kumar
Name: Ramanathan Subramanian Arun Kumar
Title: Authorized Signatory

ADV OPPORTUNITIES FUND I, GP, L.P.

By:	/s/ Ramanathan Subramanian Arun Kumar
Name: Ramanathan Subramanian Arun Kumar
Title: Authorized Signatory

ADV OPPORTUNITIES FUND I GP LTD

By:	/s/ Ramanathan Subramanian Arun Kumar
Name: Ramanathan Subramanian Arun Kumar
Title: Authorized Signatory

[Signature Page to Form 13D Filing – Exhibit A]

ADV PARTNERS HOLDINGS LTD

By:	/s/ Bradley Dean Landes
Name: Bradley Dean Landes
Title: Director

By:	/s/ Suresh Eshwara Prabhala
Name: Suresh Eshwara Prabhala
Title: Director

By:	/s/ Kenichi Shu
Name: Kenichi Shu
Title: Director

/s/ Bradley Dean Landes
Mr. Bradley Dean Landes

/s/ Suresh Eshwara Prabhala
Mr. Suresh Eshwara Prabhala

/s/ Kenichi Shu
Mr. Kenichi Shu

[Signature Page to Form 13D Filing – Exhibit A]